POWER OF ATTORNEY

The undersigned, Sandra Crawford Williamson, being an Officer of SuperMedia Inc. (the "Company"), hereby appoints each of Cody Wilbanks, Tara D. Mackey and Samuel D. Jones, as her agent and attorney-in-fact to prepare and execute, on her behalf, all reports required, in the judgment of Cody Wilbanks, Tara D. Mackey or Samuel D. Jones, to be filed with the Securities and Exchange Commission involving her transactions in the securities of the Company, including, without limitation, the filing of all her required Form 3, Form 4 and Form 5 reports.

This Power of Attorney shall extend until revoked in writing by the undersigned or until the undersigned is no longer subject to the requirements of Section 16 of the Securities Exchange Act due to termination of her role as an Officer of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 23, 2010.
                                                /s/ Sandra Crawford Williamson
                                                Sandra Crawford Williamson